CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 28, 2020, relating to the financial statements and financial highlights of Waycross Long/Short Equity Fund, a series of Ultimus Managers Trust, for the year ended February 29, 2020, and to the references to our firm under the headings “Experts” and “Financial Highlights” in the combined Proxy Statement and Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

October 23, 2020